EXHIBIT 10.47

                                           General Terms and Conditions - Part A
                                                                          Page 1


                                    AGREEMENT

         THIS AGREEMENT is made by and between BellSouth Telecommunications, Inc., ("BellSouth"), a Georgia corporation, and The Other Phone Company, Inc. d/b/a Access One Communications, Inc. ("Access One"), a Florida corporation, and shall be deemed effective as of February 17, 2000. This Agreement may refer to either BellSouth or Access One or both as a "Party" or "Parties."

                               W I T N E S S E T H

         WHEREAS, BellSouth is a local exchange telecommunications company authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee; and

         WHEREAS, Access One is or seeks to become an alternative local exchange telecommunications company ("CLEC") authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee; and

         WHEREAS, the Parties wish to resell BellSouth's telecommunications services and/or interconnect their facilities, purchase network elements and other services, and exchange traffic specifically for the purposes of fulfilling their obligations pursuant to sections 251 and 252 of the Telecommunications Act of 1996 ("the Act").

         NOW THEREFORE, in consideration of the mutual agreements contained herein, BellSouth and Access One agree as follows:

1.                PURPOSE

                  The Parties agree that the rates, terms and conditions contained within this Agreement, including all Attachments, comply and conform with each Parties' obligations under sections 251 and 252 of the Act. The resale, access and interconnection obligations contained herein enable Access One to provide competing telephone exchange service to residential and business subscribers within the territory of BellSouth. The Parties agree that Access One will not be considered to have offered telecommunications services to the public in any state within BellSouth's region until such time as it has ordered services for resale or interconnection facilities for the purposes of providing business and/or residential local exchange service to customers.

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                                           General Terms and Conditions - Part A
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2.                TERM OF THE AGREEMENT

2.1 The term of this Agreement shall be two years, beginning February 17, 2000 and shall apply to the state(s) of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee. If as of the
                  expiration of this Agreement, a Subsequent Agreement (as defined in Section 2.2 below) has not been executed by the Parties, this Agreement shall continue on a month-to-month basis while a Subsequent Agreement is being negotiated. The Parties' rights and obligations with respect to this Agreement after expiration shall be as set forth in Section 2.4 below.

2.2               The Parties agree that by no later than one hundred and eighty
                  (180) days prior to the expiration of this Agreement, they shall commence negotiations with regard to the terms, conditions and prices of resale and/or local interconnection to be effective beginning on the expiration date of this Agreement ("Subsequent Agreement").

2.3 If, within one hundred and thirty-five (135) days of commencing the negotiation referred to in Section 2.2 above, the Parties are unable to satisfactorily negotiate new resale and/or local interconnection terms, conditions and prices, either Party may petition the Commission to establish appropriate local interconnection and/or resale arrangements pursuant to 47 U.S.C. 252. The Parties agree that, in such event, they shall encourage the Commission to issue its order regarding the appropriate local interconnection and/or resale arrangements no later than the expiration date of this Agreement. The Parties further agree that in the event the Commission does not issue its order prior to the expiration date of this Agreement, or if the Parties continue beyond the expiration date of this Agreement to negotiate the local interconnection and/or resale arrangements without Commission intervention, the terms, conditions and prices ultimately ordered by the Commission, or negotiated by the Parties, will be effective retroactive to the day following the expiration date of this Agreement.

2.4 Notwithstanding the foregoing, in the event that as of the date of expiration of this Agreement and conversion of this Agreement to a month-to-month term, the Parties have not entered into a Subsequent Agreement and either no arbitration proceeding has been filed in accordance with Section 2.3 above, or the Parties have not mutually agreed (where permissible) to extend the arbitration window for petitioning the applicable Commission(s) for resolution of those terms upon which the Parties have not agreed, then either Party may terminate this Agreement upon sixty (60) days notice to the other Party. In the event that BellSouth terminates this Agreement as provided above, BellSouth shall continue to offer services to Access One pursuant to the terms, conditions and rates set forth in BellSouth's Statement of Generally Available Terms (SGAT) to the extent an SGAT has been approved by the applicable Commission(s). If any state Commission has not approved a BellSouth SGAT, then upon BellSouth's

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                                           General Terms and Conditions - Part A
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                  termination  of this Agreement as provided  herein,  BellSouth will continue to provide services to Access One pursuant to BellSouth's then current standard interconnection agreement.
                  In  the   event   that  the  SGAT  or   BellSouth's   standard
                  interconnection agreement becomes effective as between the Parties, the Parties may continue to negotiate a Subsequent Agreement, and the terms of such Subsequent Agreement shall be effective retroactive to the day following expiration of this Agreement.

3.                ORDERING PROCEDURES

3.1 Access One shall provide BellSouth its Carrier Identification Code (CIC), Operating Company Number (OCN), Group Access Code
                  (GAC) and Access Customer Name and Address (ACNA) code as applicable prior to placing its first order.

3.2               The   Parties   agree  to  adhere  to  the   BellSouth   Local
                  Interconnection and Facility Based Ordering Guide and Resale Ordering Guide, as appropriate for the services ordered.

3.3               Access One shall pay charges for  Operational  Support Systems
                  (OSS) as set forth in this Agreement in Attachment 1 and/or in Attachment 2, 3, 5 and 7 as applicable.

4.                PARITY

                  When Access One purchases, pursuant to Attachment 1 of this Agreement, telecommunications services from BellSouth for the purposes of resale to end users, BellSouth shall provide said services so that the services are equal in quality, subject to the same conditions, and provided within the same provisioning time intervals that BellSouth provides to its affiliates,
                  subsidiaries   and  end  users.  To  the  extent   technically
                  feasible, the quality of a Network Element, as well as the quality of the access to such Network Element provided by BellSouth to Access One shall be at least equal in quality to that which BellSouth provides to itself. The quality of the interconnection between the networks of BellSouth and the network of Access One shall be at a level that is equal to
                  that  which  BellSouth  provides  itself,  a  subsidiary,   an
                  Affiliate, or any other party. The interconnection facilities shall be designed to meet the same technical criteria and service standards that are used within BellSouth's network and
                  shall  extend  to  a  consideration   of  service  quality  as
                  perceived by end users and service quality as perceived by Access One.
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                                           General Terms and Conditions - Part A
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5.                WHITE PAGES LISTINGS

                  BellSouth shall provide Access One and their customers access to white pages directory listings under the following terms:

5.1 Listings. Access One shall provide all new, changed and deleted listings on a timely basis and BellSouth or its agent will include Access One residential and business customer listings in the appropriate White Pages (residential and business) or alphabetical directories. Directory listings will make no distinction between Access One and BellSouth subscribers.

5.2 Rates. BellSouth and Access One will provide to each other subscriber primary listing information in the White Pages for a non-recurring charge.

5.3 Procedures for Submitting Access One Subscriber Information are found in BellSouth's Ordering Guide for manually processed listings and in the Local Exchange Ordering Guide for mechanically submitted listings.

5.3.1 Notwithstanding any provision(s) to the contrary, Access One agrees to provide to BellSouth, and BellSouth agrees to accept, Access One's Subscriber Listing Information (SLI) relating to Access One's customers in the geographic area(s) covered by this Interconnection Agreement. Access One authorizes BellSouth to release all such Access One SLI provided to BellSouth by Access One to qualifying third parties via either license agreement or BellSouth's Directory Publishers Database Service (DPDS), General Subscriber Services Tariff, Section A38.2, as the same may be amended from time to time. Such CLEC SLI shall be intermingled with BellSouth's own customer listings of any other CLEC that has authorized a similar release of SLI. Where necessary, BellSouth will use good faith efforts to obtain state commission approval of any necessary modifications to Section A38.2 of its tariff to provide for release of third party directory listings, including modifications regarding listings to be released pursuant to such tariff and BellSouth's liability therunder. BellSouth's obligation pursuant to this Section shall not arise in any particular state until the commission of such state has approved modifications to such tariff.

5.3.2 No compensation shall be paid to Access One for BellSouth's receipt of Access One SLI, or for the subsequent release to third parties of such SLI. In addition, to the extent BellSouth incurs costs on an ongoing basis to administer the release of Access One SLI, Access One shall pay to BellSouth its proportionate share of the reasonable costs associated therewith.

5.3.3 BellSouth shall not be liable for the content or accuracy of any SLI provided by Access One under this Agreement. Access One shall indemnify, hold harmless and defend BellSouth from and against any damages, losses, liabilities, demands
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                                           General Terms and Conditions - Part A
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                  claims,  suits,  judgments,  costs and expenses (including but not limited to reasonable attorneys' fees and expenses) arising from BellSouth's tariff obligations or otherwise and resulting from or arising out of any third party's claim of inaccurate Access One listings or use of the SLI provided pursuant to this Agreement. BellSouth shall forward to Access One any complaints received by BellSouth relating to the accuracy or quality of Access One listings.

5.3.4             Listings and  subsequent  updates will be released  consistent
                  with  BellSouth   system  changes  and/or  update   scheduling
                  requirements.

5.4 Unlisted/Non-Published Subscribers. Access One will be required to provide to BellSouth the names, addresses and telephone numbers of all Access One customers that wish to be omitted from directories.

5.5               Inclusion  of Access One  Customers  in  Directory  Assistance
                  Database.  BellSouth  will  include  and  maintain  Access One subscriber listings in BellSouth's Directory Assistance databases at no recurring charge and Access One shall provide such Directory Assistance listings at no recurring charge. BellSouth and Access One will formulate appropriate procedures regarding lead-time, timeliness, format and content of listing information.

5.6 Listing Information Confidentiality. BellSouth will accord Access One's directory listing information the same level of confidentiality that BellSouth accords its own directory listing  information,  and  BellSouth  shall  limit  access to
                  Access One's customer proprietary confidential directory information to those BellSouth employees who are involved in the preparation of listings.

5.7 Optional Listings. Additional listings and optional listings will be offered by BellSouth at tariffed rates as set forth in the General Subscriber Services Tariff.

5.8 Delivery. BellSouth or its agent shall deliver White Pages directories to Access One subscribers at no charge or as specified in a separate BAPCO agreement.
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                                           General Terms and Conditions - Part A
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6.                BONA FIDE  REQUEST/NEW  BUSINESS  REQUEST  PROCESS FOR FURTHER
                  UNBUNDLING

                  If Access One is a facilities based provider or a facilities based and resale provider, this section shall apply. BellSouth shall, upon request of Access One, provide to Access One access to its network elements at any technically feasible point for the provision of Access One's telecommunications service where such access is necessary and failure to provide access would impair the ability of Access One to provide services that it seeks to offer. Any request by Access One for access to a network element, interconnection option, or for the provisioning of any service or product that is not already available shall be treated as a Bona Fide Request/New Business Request, and shall be submitted to BellSouth pursuant to the Bona Fide Request/New Business Request process set forth following.

 6.1 A Bona Fide Request/New Business Request shall be submitted in writing to Access One's Account Manager by Access One and shall specifically identify the requested service date, technical requirements, space requirements and/or such specifications that clearly define the request such that BellSouth has sufficient information to analyze and prepare a response. Such a request also shall include Access One's designation of the request as being (i) pursuant to the Telecommunications Act of 1996 or (ii) pursuant to the needs of the business.

7.                COURT  ORDERED  REQUESTS  FOR CALL  DETAIL  RECORDS  AND OTHER
                  SUBSCRIBER INFORMATION

7.1 To the extent technically feasible, BellSouth maintains call detail records for Access One end users for limited time periods and can respond to subpoenas and court ordered requests for this information. BellSouth shall maintain such information for Access One end users for the same length of time it maintains such information for its own end users.

7.2 Access One agrees that BellSouth will respond to subpoenas and court ordered requests delivered directly to BellSouth for the purpose of providing call detail records when the targeted telephone numbers belong to Access One end users. Billing for such requests will be generated by BellSouth and directed to the law enforcement agency initiating the request.

7.3               Where  BellSouth  is  providing  to  AT&T   telecommunications
                  services for resale or providing to AT&T the local switching function, then AT&T agrees that in those cases where AT&T
                  receives   subpoenas  or  court  ordered  requests   regarding
                  targeted telephone numbers belonging to AT&T end users, if AT&T does not have the requested information, AT&T will advise the law enforcement agency initiating the request to redirect the subpoena or court ordered request to BellSouth. Where the request has been forwarded to BellSouth, billing for call detail information will be generated by BellSouth and directed to the law enforcement agency initiating the request.
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                                           General Terms and Conditions - Part A
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7.4               In all other instances, Access One will provide Access One end user and/or other customer information that is available to Access One in response to subpoenas and court orders for their own customer records. When BellSouth receives subpoenas or court ordered requests regarding targeted telephone numbers belonging to AT&T end users, BellSouth will advise the law enforcement agency initiating the request to redirect the subpoena or court ordered request to AT&T.

8.                LIABILITY AND INDEMNIFICATION

8.1 BellSouth Liability. BellSouth shall take financial responsibility for its own actions in causing, or its lack of action in preventing, unbillable or uncollectible Access One revenues.

8.2 Access One Liability. In the event that Access One consists of two (2) or more separate entities as set forth in the preamble to this Agreement, all such entities shall be jointly and severally liable for the obligations of Access One under this Agreement.

8.3               Liability  for Acts or  Omissions  of Third  Parties.  Neither
                  BellSouth nor Access One shall be liable for any act or omission of another telecommunications company providing a portion of the services provided under this Agreement.

8.4               Limitation of Liability.


8.4.1 Each Party's liability to the other for any loss, cost, claim, injury or liability or expense, including reasonable attorney's fees relating to or arising out of any negligent act or omission in its performance of this Agreement whether in contract or in tort, shall be limited to a credit for the actual cost of the services or functions not performed or improperly performed.

8.4.2 Limitations in Tariffs. A Party may, in its sole discretion, provide in its tariffs and contracts with its Customer and third parties that relate to any service, product or function provided or contemplated under this Agreement, that to the maximum extent permitted by Applicable Law, such Party shall not be liable to Customer or third Party for (i) any Loss relating to or arising out of this Agreement, whether in contract, tort or otherwise, that exceeds the amount such
                  Party would have charged that applicable person for the service, product or function that gave rise to such Loss and
                  (ii) Consequential Damages. To the extent that a Party elects not to place in its tariffs or contracts such limitations of liability, and the other Party incurs a Loss as a result thereof, such Party shall indemnify and reimburse the other Party for that portion of the Loss that would have been limited had the first Party included in its tariffs and contracts the limitations of liability that such other Party included in its own tariffs at the time of such Loss.
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                                           General Terms and Conditions - Part A
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8.4.3             Neither  BellSouth  nor Access One shall be liable for damages to the  other's  terminal  location,  POI or  other  company's
                  customers'   premises  resulting  from  the  furnishing  of  a
                  service, including, but not limited to, the installation and removal of equipment or associated wiring, except to the extent caused by a company's negligence or willful misconduct or by a company's failure to properly ground a local loop after disconnection.

8.4.4 Under no circumstance shall a Party be responsible or liable for indirect, incidental, or consequential damages, including, but not limited to, economic loss or lost business or profits, damages arising from the use or performance of equipment or software, or the loss of use of software or equipment, or accessories attached thereto, delay, error, or loss of data. In connection with this limitation of liability, each Party recognizes that the other Party may, from time to time, provide advice, make recommendations, or supply other analyses related to the Services, or facilities described in this Agreement, and, while each Party shall use diligent efforts in this regard, the Parties acknowledge and agree that this limitation of liability shall apply to provision of such advice, recommendations, and analyses.

8.5 Indemnification for Certain Claims. The Party providing services hereunder, its affiliates and its parent company, shall be indemnified, defended and held harmless by the Party receiving services hereunder against any claim, loss or damage arising from the receiving company's use of the services provided under this Agreement pertaining to (1) claims for libel, slander or invasion of privacy arising from the content of the receiving company's own communications, or (2) any claim, loss or damage claimed by the customer of the Party receiving services arising from such company's use or reliance on the providing company's services, actions, duties, or obligations arising out of this Agreement.

8.6 Disclaimer. EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY CONCERNING THE SPECIFIC QUALITY OF ANY SERVICES, OR FACILITIES PROVIDED UNDER THIS AGREEMENT. THE PARTIES DISCLAIM, WITHOUT LIMITATION, ANY WARRANTY OR GUARANTEE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR FROM USAGES OF TRADE.

9.                INTELLECTUAL PROPERTY RIGHTS AND INDEMNIFICATION

9.1               No  License.   No  patent,   copyright,   trademark  or  other
                  proprietary   right  is   licensed,   granted   or   otherwise
                  transferred  by  this   Agreement.   Access  One  is  strictly
                  prohibited from any use, including but not limited to in sales, in
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                                           General Terms and Conditions - Part A
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                  marketing or advertising of  telecommunications  services,  of any BellSouth name, service mark or trademark.

9.2 Ownership of Intellectual Property. Any intellectual property which originates from or is developed by a Party shall remain in the exclusive ownership of that Party. Except for a limited license to use patents or copyrights to the extent necessary for the Parties to use any facilities or equipment (including software) or to receive any service solely as provided under this Agreement, no license in patent, copyright, trademark or trade secret, or other proprietary or intellectual property right now or hereafter owned, controlled or licensable by a Party, is granted to the other Party or shall be implied or arise by estoppel. It is the responsibility of each Party to ensure at no additional cost to the other Party that it has obtained any necessary licenses in relation to intellectual property of third Parties used in its network that may be required to enable the other Party to use any facilities or equipment (including software), to receive any service, or to perform its respective obligations under this Agreement.

9.3 Indemnification. The Party providing a service pursuant to this Agreement will defend the Party receiving such service or data provided as a result of such service against claims of infringement arising solely from the use by the receiving Party of such service and will indemnify the receiving Party for any damages awarded based solely on such claims in accordance with Section 8 of this Agreement.

9.4 Claim of Infringement. In the event that use of any facilities or equipment (including software), becomes, or in reasonable judgment of the Party who owns the affected network is likely to become, the subject of a claim, action, suit, or proceeding based on intellectual property infringement, then said Party shall promptly and at its sole expense, but subject to the limitations of liability set forth below:

9.4.1 modify or replace the applicable facilities or equipment (including software) while maintaining form and function, or

9.4.2             obtain a license sufficient to allow such use to continue.

9.4.3 In the event 9.4.1 or 9.4.2 are commercially unreasonable, then said Party may, terminate, upon reasonable notice, this contract with respect to use of, or services provided through use of, the affected facilities or equipment (including software), but solely to the extent required to avoid the infringement claim.

9.5 Exception to Obligations. Neither Party's obligations under this Section shall apply to the extent the infringement is caused by: (i) modification of the facilities or equipment (including software) by the indemnitee; (ii) use by the indemnitee of the facilities or equipment (including software)
                  in  combination   with  equipment
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                                           General Terms and Conditions - Part A
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                  or facilities  (including software) not provided or authorized
                  by  the  indemnitor   provided  the  facilities  or  equipment
                  (including  software)  would not be  infringing if used alone;
                  (iii) conformance to specifications of the indemnitee which would necessarily result in infringement; or (iv) continued use by the indemnitee of the affected facilities or equipment
                  (including   software)   after  being   placed  on  notice  to
                  discontinue use as set forth herein.

9.6 Exclusive Remedy. The foregoing shall constitute the Parties' sole and exclusive remedies and obligations with respect to a third party claim of intellectual property infringement arising out of the conduct of business under this Agreement.

10.               PROPRIETARY AND CONFIDENTIAL INFORMATION

10.1 Proprietary and Confidential Information: Defined. It may be necessary for BellSouth and Access One, each as the "Discloser," to provide to the other party, as "Recipient," certain proprietary and confidential information (including trade secret information) including but not limited to technical, financial, marketing, staffing and business plans and information, strategic information, , proposals, request for proposals, specifications, drawings, prices, costs, procedures, processes, business systems, software programs, techniques, customer account data, call detail records and like information (collectively the Discloser's"Information"). All Information shall be provided to Recipient in written or other tangible or electronic form, clearly marked with a confidential and, proprietary notice . Information orally or visually provided to Recipient must be designated by Discloser as confidential and proprietary at the time of such disclosure and must be reduced to writing marked with a confidential and proprietary notice and provided to Recipient within thirty
                  (30) calendar days after such oral or visual disclosure.

10.2 Use and Protection of Information. Recipient shall use the Information solely for the purpose(s) of performing this Agreement, and Recipient shall protect Information from any use, distribution or disclosure except as permitted hereunder. Recipient will use the same standard of care to protect
                  Information as Recipient uses to protect its own similar confidential and proprietary information, but not less than a reasonable standard of care. Recipient may disclose Information solely to the Authorized Representatives of the Recipient who (a) have a substantive need to know such Information in connection with performance of the Agreement;
                  (b) have been advised of the confidential and proprietary nature of the Information; and (c) have personally agreed in writing to protect from unauthorized disclosure all confidential and proprietary information, of whatever source, to which they have access in the course of their employment. "Authorized Representatives" are the officers, directors and employees of Recipient and its Affiliates, as well as
                  Recipient's and its Affiliates' consultants, contractors, counsel and agents. " Affiliates" means any company that is owned

                                           General Terms and Conditions - Part A
                                                                         Page 11


                  in whole or in part, now or in the future, directly or indirectly through a subsidiary, by a party hereto.

10.3 Ownership, Copying & Return of Information. Information remains at all times the property of Discloser. Recipient may make tangible or electronic copies, notes, summaries or extracts of Information only as necessary for use as authorized herein. All such tangible or electronic copies, notes, summaries or extracts must be marked with the same confidential and proprietary notice as appears on the original. Upon Discloser's request, all or any requested portion of the Information (including, but not limited to, tangible and electronic copies, notes, summaries or extracts of any information) will be promptly returned to Discloser or destroyed , and Recipient will provide Discloser with written certification stating that such Information has been returned or destroyed.

10.4 Exceptions . Discloser's Information does not include: (a) any information publicly disclosed by Discloser; (b) any information Discloser in writing authorizes Recipient to disclose without restriction; (c) any information already lawfully known to Recipient at the time it is disclosed by the Discloser, without an obligation to keep confidential; or (d) any information Recipient lawfully obtains from any source other than Discloser, provided that such source lawfully disclosed and/or independently developed such information. If Recipient is required to provide Information to any court or government agency pursuant to written court order, subpoena, regulation or process of law, Recipient must first provided Discloser with prompt written notice of such requirement and cooperate with Discloser to appropriately protect against or limit the scope of such disclosure. To the fullest extent permitted by law, Recipient will continue to protect as confidential and proprietary all Information disclosed in response to a written court order, subpoena, regulation or process of law.
10.5 Equitable Relief. Recipient acknowledges and agrees that any breach or threatened breach of this Agreement is likely to cause Discloser irreparable harm for which money damages may not be an appropriate or sufficient remedy. Recipient therefore agrees that Discloser or its Affiliates, as the case may be, are entitled to receive injunctive or other equitable relief to remedy or prevent any breach or threatened breach of this Agreement. Such remedy is not the exclusive remedy for any breach or threatened breach of this Agreement, but is in addition to all other rights and remedies available at law or in equity.

10.6 Survival of Confidentiality Obligations. The parties' rights and obligations under this Section 10 shall survive and continue in effect until two (2) years after the expiration or termination date of this Agreement with regard to all Information exchanged during the term of this Agreement. Thereafter, the parties' rights and obligations hereunder survive and continue in effect with respect to any Information that is a trade secret under applicable law.

                                           General Terms and Conditions - Part A
                                                                         Page 12


11.               ASSIGNMENTS

                  Any assignment by either Party to any non-affiliated entity of any right, obligation or duty, or of any other interest hereunder, in whole or in part, without the prior written consent of the other Party shall be void. A Party may assign this Agreement or any right, obligation, duty or other interest hereunder to an Affiliate company of the Party without the consent of the other Party. All obligations and duties of any Party under this Agreement shall be binding on all successors in interest and assigns of such Party. No assignment or delegation hereof shall relieve the assignor of its obligations under this Agreement in the event that the assignee fails to perform such obligations.

12.               RESOLUTION OF DISPUTES

                  Except as otherwise stated in this Agreement, the Parties agree that if any dispute arises as to the interpretation of any provision of this Agreement or as to the proper implementation of this Agreement, either Party may petition the Commission for a resolution of the dispute. However, each Party reserves any rights it may have to seek judicial review of any ruling made by the Commission concerning this Agreement.

13.               TAXES

13.1 Definition. For purposes of this Section, the terms "taxes" and "fees" shall include but not limited to federal, state or local sales, use, excise, gross receipts or other taxes or tax-like fees of whatever nature and however designated (including tariff surcharges and any fees, charges or other payments, contractual or otherwise, for the use of public streets or rights of way, whether designated as franchise fees or otherwise) imposed, or sought to be imposed, on or with respect to the services furnished hereunder or measured by the charges or payments therefore, excluding any taxes levied on income.

13.2 Taxes and Fees Imposed Directly On Either Providing Party or Purchasing Party.

13.2.1 Taxes and fees imposed on the providing Party, which are not permitted or required to be passed on by the providing Party to its customer, shall be borne and paid by the providing Party.

13.2.2 Taxes and fees imposed on the purchasing Party, which are not required to be collected and/or remitted by the providing Party, shall be borne and paid by the purchasing Party.

13.3 Taxes and Fees Imposed on Purchasing Party But Collected And Remitted By Providing Party.

                                           General Terms and Conditions - Part A
                                                                         Page 13


13.3.1 Taxes and fees imposed on the purchasing Party shall be borne by the purchasing Party, even if the obligation to collect and/or remit such taxes or fees is placed on the providing Party.

13.3.2 To the extent permitted by applicable law, any such taxes and/or fees shall be shown as separate items on applicable billing documents between the Parties. Notwithstanding the foregoing, the purchasing Party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing Party at the time that the respective service is billed.

13.3.3 If the purchasing Party determines that in its opinion any such taxes or fees are not payable, the providing Party shall not bill such taxes or fees to the purchasing Party if the purchasing Party provides written certification, reasonably satisfactory to the providing Party, stating that it is exempt or otherwise not subject to the tax or fee, setting forth the basis therefor, and satisfying any other requirements under applicable law. If any authority seeks to collect any such tax or fee that the purchasing Party has determined and certified not to be payable, or any such tax or fee that was not billed by the providing Party, the purchasing Party may contest the same in good faith, at its own expense. In any such contest, the purchasing Party shall promptly furnish the providing Party with copies of all filings in any proceeding, protest, or legal challenge, all rulings issued in connection therewith, and all correspondence between the purchasing Party and the taxing authority.

13.3.4 In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing Party during the pendency of such contest, the purchasing Party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

13.3.5 If it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing Party shall pay such additional amount, including any interest and penalties thereon.

13.3.6 Notwithstanding any provision to the contrary, the purchasing Party shall protect, indemnify and hold harmless (and defend at the purchasing Party's expense) the providing Party from and against any such tax or fee, interest or penalties thereon, or other charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing Party in connection with any claim for or contest of any such tax or fee.

13.3.7 Each Party shall notify the other Party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days

                                           General Terms and Conditions - Part A
                                                                         Page 14


                  prior to the date by which a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

13.4              Taxes and Fees  Imposed  on  Providing  Party But Passed On To
                  Purchasing Party.

13.4.1 Taxes and fees imposed on the providing Party, which are permitted or required to be passed on by the providing Party to its customer, shall be borne by the purchasing Party.

13.4.2 To the extent permitted by applicable law, any such taxes and/or fees shall be shown as separate items on applicable billing documents between the Parties. Notwithstanding the foregoing, the purchasing Party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing Party at the time that the respective service is billed.

13.4.3 If the purchasing Party disagrees with the providing Party's determination as to the application or basis for any such tax or fee, the Parties shall consult with respect to the imposition and billing of such tax or fee. Notwithstanding the foregoing, the providing Party shall retain ultimate responsibility for determining whether and to what extent any such taxes or fees are applicable, and the purchasing Party shall abide by such determination and pay such taxes or fees to the providing Party. The providing Party shall further retain ultimate responsibility for determining whether and how to contest the imposition of such taxes and fees; provided, however, that any such contest undertaken at the request of the purchasing Party shall be at the purchasing Party's expense.

13.4.4 In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing Party during the pendency of such contest, the purchasing Party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

13.4.5 If it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing Party shall pay such additional amount, including any interest and penalties thereon.

13.4.6 Notwithstanding any provision to the contrary, the purchasing Party shall protect indemnify and hold harmless (and defend at the purchasing Party's expense) the providing Party from and against any such tax or fee, interest or penalties thereon, or other reasonable charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing Party in connection with any claim for or contest of any such tax or fee.

                                           General Terms and Conditions - Part A
                                                                         Page 15


13.4.7 Each Party shall notify the other Party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

13.5 Mutual Cooperation. In any contest of a tax or fee by one Party, the other Party shall cooperate fully by providing records, testimony and such additional information or assistance as may reasonably be necessary to pursue the contest. Further, the other Party shall be reimbursed for any reasonable and necessary out-of-pocket copying and travel expenses incurred in assisting in such contest.

14.               FORCE MAJEURE

                  In the event performance of this Agreement, or any obligation hereunder, is either directly or indirectly prevented, restricted, or interfered with by reason of fire, flood, earthquake or like acts of God, wars, revolution, civil commotion, explosion, acts of public enemy, embargo, acts of the government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing, or boycotts, unavailability of equipment from vendor, changes requested by Customer, or any other circumstances beyond the reasonable control and without the fault or negligence of the Party affected, the Party affected, upon giving prompt notice to the other Party, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis until the delay, restriction or interference has ceased); provided however, that the Party so affected shall use diligent efforts to avoid or remove such causes of non-performance and both Parties shall proceed whenever such causes are removed or cease.

15.               YEAR 2000 COMPLIANCE

                  Each Party warrants that it has implemented a program the goal of which is to ensure that all software, hardware and related materials (collectively called "Systems") delivered, connected with BellSouth or supplied in the furtherance of the terms and conditions specified in this Agreement: (i) will record, store, process and display calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality as such software records, stores, processes and calendar dates falling on or before December 31, 1999; and
                  (ii) shall include without limitation date data century recognition, calculations that accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.

                                           General Terms and Conditions - Part A
                                                                         Page 16


16.               MODIFICATION OF AGREEMENT

16.1 BellSouth shall make available, pursuant to 47 USC ss. 252 and the FCC rules and regulations regarding such availability, to Access One any interconnection, service, or network element provided under any other agreement filed and approved pursuant to 47 USC ss. 252. The Parties shall adopt all rates, terms and conditions concerning such other interconnection, service or network element and any other rates, terms and conditions that are interrelated or were negotiated in exchange for or in conjunction with the interconnection, service or network element being adopted. The adopted interconnection, service, or network element and agreement shall apply to the same states as such other agreement and for the identical term of such other agreement.

16.2 If Access One changes its name or makes changes to its company structure or identity due to a merger, acquisition, transfer or any other reason, it is the responsibility of Access One to notify BellSouth of said change and request that an amendment to this Agreement, if necessary, be executed to reflect said change.

16.3 No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties.

16.4 Execution of this Agreement by either Party does not confirm or infer that the executing Party agrees with any decision(s) issued pursuant to the Telecommunications Act of 1996 and the consequences of those decisions on specific language in this Agreement. Neither Party waives its rights to appeal or otherwise challenge any such decision(s) and each Party reserves all of its rights to pursue any and all legal and/or equitable remedies, including appeals of any such decision(s).

16.5 In the event that any effective legislative, regulatory, judicial or other legal action materially affects any material terms of this Agreement, or the ability of Access One or BellSouth to perform any material terms of this Agreement, Access One or BellSouth may, on thirty (30) days' written notice require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required. In the event that such new terms are not renegotiated within ninety (90) days after such notice, the Dispute shall be referred to the Dispute Resolution procedure set forth in Section 12.

16.6 If any provision of this Agreement, or the application of such provision to either Party or circumstance, shall be held invalid, the remainder of the Agreement, or the application of any such provision to the Parties or circumstances other than those to which it is held invalid, shall not be effective thereby, provided that the Parties shall attempt to reformulate such invalid provision to give effect to such portions thereof as may be valid without defeating the intent of such provision.

                                           General Terms and Conditions - Part A
                                                                         Page 17


17.               WAIVERS

                  A failure or delay of either Party to enforce any of the provisions hereof, to exercise any option which is herein provided, or to require performance of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or options, and each Party, notwithstanding such failure, shall have the right thereafter to insist upon the specific performance of any and all of the provisions of this Agreement.

18.               GOVERNING LAW

                  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, without regard to its conflict of laws principles.

19.               ARM'S LENGTH NEGOTIATIONS

                  This Agreement was executed after arm's length negotiations between the undersigned Parties and reflects the conclusion of the undersigned that this Agreement is in the best interests of all Parties.

20.               NOTICES

20.1 Every notice, consent, approval, or other communications required or contemplated by this Agreement shall be in writing and shall be delivered in person or given by postage prepaid mail, address to:

                           BELLSOUTH TELECOMMUNICATIONS, INC.

                           CLEC Account Team
                           9th Floor
                           600 North 19th Street
                           Birmingham, Alabama 35203

                           and

                           General Attorney - COU
                           Suite 4300
                           675 W. Peachtree St.
                           Atlanta, GA 30375

                           ACCESS ONE COMMUNICATIONS

                           Ken Baritz
                           3427 NW 55th Street
                           Fort Lauderdale, FL 33309

                                           General Terms and Conditions - Part A
                                                                         Page 18


                  or at such other address as the intended recipient previously shall have designated by written notice to the other Party.

20.2 Where specifically required, notices shall be by certified or registered mail. Unless otherwise provided in this Agreement, notice by mail shall be effective on the date it is officially recorded as delivered by return receipt or equivalent, and in the absence of such record of delivery, it shall be presumed to have been delivered the fifth day, or next business day after the fifth day, after it was deposited in the mails.

20.3 BellSouth shall provide Access One notice via Internet posting of price changes and of changes to the terms and conditions of services available for resale.

21.               RULE OF CONSTRUCTION

                  No rule of construction requiring interpretation against the drafting Party hereof shall apply in the interpretation of this Agreement.

22.               HEADINGS OF NO FORCE OR EFFECT

                  The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

23.               MULTIPLE COUNTERPARTS

                  This Agreement may be executed multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same document.

24.               IMPLEMENTATION OF AGREEMENT

                  If Access One is a facilities based provider or a facilities based and resale provider, this section shall apply. Within 60 days of the execution of this Agreement, the Parties will adopt a schedule for the implementation of the Agreement. The schedule shall state with specificity time frames for submission of including but not limited to, network design, interconnection points, collocation arrangement requests, pre-sales testing and full operational time frames for the business and residential markets. An implementation template to be used for the implementation schedule is contained in Attachment 10 of this Agreement.

                                           General Terms and Conditions - Part A
                                                                         Page 19


25.               FILING OF AGREEMENT

                  Upon execution of this Agreement it shall be filed with the appropriate state regulatory agency pursuant to the requirements of Section 252 of the Act. If the regulatory agency imposes any filing or public interest notice fees regarding the filing or approval of the Agreement, Access One shall be responsible for publishing the required notice and the publication and/or notice costs shall be borne by Access One.

26.               ENTIRE AGREEMENT

                  This Agreement and its Attachments, incorporated herein by this reference, sets forth the entire understanding and supersedes prior Agreements between the Parties relating to the subject matter contained herein and merges all prior discussions between them, and neither Party shall be bound by any definition, condition, provision, representation, warranty, covenant or promise other than as expressly stated in this Agreement or as is contemporaneously or subsequently set forth in writing and executed by a duly authorized officer or representative of the Party to be bound thereby.

                  THIS AGREEMENT MAY INCLUDE ATTACHMENTS WITH PROVISIONS FOR THE FOLLOWING SERVICES:

                  Network Elements  and Other Services
                  Local Interconnection
                  Resale
                  Collocation

                  THE FOLLOWING SERVICES ARE INCLUDED AS OPTIONS FOR PURCHASE BY ACCESS ONE. ACCESS ONE SHALL ELECT SAID SERVICES BY WRITTEN REQUEST TO ITS ACCOUNT MANAGER IF APPLICABLE.
                  Optional Daily Usage File (ODUF)
                  Enhanced Optional Daily Usage File (EODUF)
                  Access Daily Usage File (ADUF)
                  Line Information Database (LIDB) Storage
                  Centralized Message Distribution Service (CMDS)
                  Calling Name (CNAM)

                                           General Terms and Conditions - Part A
                                                                         Page 20


IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year above first written.

BELLSOUTH TELECOMMUNICATIONS, INC.           THE OTHER PHONE COMPANY, INC. D/B/A
                                             ACCESS ONE COMMUNICATIONS, INC.

     /s/ JERRY HENDRIX                               /s/ KENNETH BARITZ
---------------------------------------      -----------------------------------
           Signature                                       Signature


        Jerry D. Hendrix                                   Ken Baritz
---------------------------------------      -----------------------------------
             Name                                            Name


Sr. Director - Interconnection Services                      CEO
---------------------------------------      ----------------------------------
             Title                                          Title


          March 6, 2000                                February 17, 2000
---------------------------------------      ----------------------------------
              Date                                           Date

                                           General Terms and Conditions - Part B
                                                                         Page 21


                                   DEFINITIONS

AFFILIATE is defined as a person that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another person. For purposes of this paragraph, the term "own" means to own an equity interest (or equivalent thereof) of more than 10 percent.

CENTRALIZED MESSAGE DISTRIBUTION SYSTEM is the Telcordia (formerly BellCore) administered national system, based in Kansas City, Missouri, used to exchange Exchange Message Interface (EMI) formatted data among host companies.

COMMISSION  is  defined  as  the  appropriate   regulatory  agency  in  each  of
BellSouth's nine state region, Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee.

DAILY USAGE FILE is the compilation of messages or copies of messages in standard Exchange Message Interface (EMI) format exchanged from BellSouth to a CLEC.

EXCHANGE MESSAGE INTERFACE is the nationally administered standard format for the exchange of data among the Exchange Carriers within the telecommunications industry.

INFORMATION SERVICE means the offering of a capability for generating, acquiring, storing, transforming, processing, retrieving, utilizing, or making available information via telecommunications, and includes electronic publishing, but does not include any use of any such capability for the management, control, or operation of a telecommunications system or the management of a telecommunications service.

INTERCOMPANY SETTLEMENTS (ICS) is the revenue associated with charges billed by a company other than the company in whose service area such charges were incurred. ICS on a national level includes third number and credit card calls and is administered by Telcordia (formerly BellCore)'s Calling Card and Third Number Settlement System (CATS). Included is traffic that originates in one Regional Bell Operating Company's (RBOC) territory and bills in another RBOC's territory.

INTERMEDIARY FUNCTION is defined as the delivery of traffic from Access One; a CLEC other than Access One or another telecommunications carrier through the network of BellSouth or Access One to an end user of Access One; a CLEC other than Access One or another telecommunications carrier.

LOCAL INTERCONNECTION is defined as 1) the delivery of local traffic to be terminated on each Party's local network so that end users of either Party have the ability to reach end users of the other Party without the use of any access code or substantial delay in the processing of the call; 2) the LEC network features, functions, and capabilities set forth in this Agreement; and 3)

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                                           General Terms and Conditions - Part B
                                                                         Page 22


Service Provider Number Portability sometimes referred to as temporary telephone number portability to be implemented pursuant to the terms of this Agreement.

LOCAL TRAFFIC is defined as any telephone call that originates in one exchange and terminates in either the same exchange, or other local calling area associated with the originating exchange as defined and specified in Section A3 of BellSouth's General Subscriber Service Tariff. As clarification of this definition and for reciprocal transport and termination compensation, Local Traffic does not include traffic that originates from or is directed to or through an enhanced service provider or information service provider. As further clarification, Local Traffic does not include calls that do not transmit information of the user's choosing. In any event, neither Party will pay reciprocal compensation to the other if the "traffic" to which such reciprocal compensation would otherwise apply was generated, in whole or in part, for the purpose of creating an obligation on the part of the originating carrier to pay reciprocal compensation for such traffic.

MESSAGE DISTRIBUTION is routing determination and subsequent delivery of message data from one company to another. Also included is the interface function with CMDS, where appropriate.

MULTIPLE EXCHANGE CARRIER ACCESS BILLING ("MECAB") means the document prepared by the Billing Committee of the Ordering and Billing Forum ("OBF:), which functions under the auspices of the Carrier Liaison Committee of the Alliance for Telecommunications Industry Solutions ("ATIS") and by Telcordia (formerly BellCore) as Special Report SR-BDS-000983, Containing the recommended guidelines for the billing of Exchange Service access provided by two or more LECs and/or CLECs or by one LEC in two or more states within a single LATA.

NETWORK ELEMENT is defined to mean a facility or equipment used in the provision of a telecommunications service. Such term may include, but is not limited to, features, functions, and capabilities that are provided by means of such facility or equipment, including but not limited to, subscriber numbers, databases, signaling systems, and information sufficient for billing and collection or used in the transmission, routing, or other provision of a telecommunications service. BellSouth offers access to the Network Elements, unbundled loops; network interface device; sub-loop elements; local switching; transport; tandem switching; operator systems; signaling; access to call-related databases; dark fiber as set forth in Attachment 2 of this Agreement.

NON-INTERCOMPANY SETTLEMENT SYSTEM (NICS) is the Telcordia (formerly BellCore) system that calculates non-intercompany settlements amounts due from one company to another within the same RBOC region. It includes credit card, third number and collect messages.

PERCENT OF INTERSTATE USAGE (PIU) is defined as a factor to be applied to terminating access services minutes of use to obtain those minutes that should be rated as interstate access services minutes of use. The numerator includes all interstate "non-intermediary" minutes of use, including interstate minutes of use that are forwarded due to service provider number portability less any interstate minutes of use for Terminating Party Pays services, such as 800 Services. The denominator includes all "non-intermediary", local, interstate, intrastate, toll and access

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                                           General Terms and Conditions - Part B
                                                                         Page 23


minutes of use adjusted for service provider number portability less all minutes attributable to terminating Party pays services.

PERCENT LOCAL USAGE (PLU) is defined as a factor to be applied to intrastate terminating minutes of use. The numerator shall include all "non-intermediary" local minutes of use adjusted for those minutes of use that only apply local due to Service Provider Number Portability. The denominator is the total intrastate minutes of use including local, intrastate toll, and access, adjusted for Service Provider Number Portability less intrastate terminating Party pays minutes of use.

REVENUE ACCOUNTING OFFICE (RAO) STATUS COMPANY is a local exchange company/alternate local exchange company that has been assigned a unique RAO code. Message data exchanged among RAO status companies is grouped (i.e. packed) according to From/To/Bill RAO combinations.

SERVICE CONTROL POINTS ("SCPs") are defined as databases that store information and have the ability to manipulate data required to offer particular services.

SIGNAL TRANSFER POINTS ("STPs") are signaling message switches that interconnect Signaling Links to route signaling messages between switches and databases. STPs enable the exchange of Signaling System 7 ("SS7") messages between switching elements, database elements and STPs. STPs provide access to various BellSouth and third party network elements such as local switching and databases.

SIGNALING LINKS are dedicated transmission paths carrying signaling messages between carrier switches and signaling networks. Signal Link Transport is a set of two or four dedicated 56 kbps transmission paths between Access One designated Signaling Points of Interconnection that provide a diverse transmission path and cross connect to a BellSouth Signal Transfer Point.

TELECOMMUNICATIONS means the transmission, between or among points specified by the user, of information of the user's choosing, without change in the form or content of the information as sent and received.

TELECOMMUNICATIONS SERVICE means the offering of telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

TELECOMMUNICATIONS ACT OF 1996 ("ACT") means Public Law 104-104 of the United States Congress effective February 8, 1996. The Act amended the Communications Act of 1934 (47, U.S.C. Section 1 et. seq.).